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                                                                   EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


NEON Communications, Inc.
Westborough, MA

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Amendment No. 4 to Registration Statement on Form S-4 (No. 333-119666) of our report dated March 23, 2004, relating to the consolidated financial statements of NEON Communications, Inc., which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus.


/s/ BDO Seidman, LLP

Boston, MA
February 7, 2005